Exhibit 3.6

AMENDED AND RESTATED

BY-LAWS

OF

MEDTRONIC, INC.

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ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The registered office of the corporation shall be designated in the corporation’s Articles of Incorporation, as they may be amended from time to time.

SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Minnesota, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II

MEETING OF SHAREHOLDERS

SECTION 1. TIME AND PLACE. Regular meetings and any special meetings of shareholders shall be held at such place, either within or without the State of Minnesota, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. REGULAR MEETINGS. At each regular meeting, the shareholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 3. SPECIAL MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be called at any time by the Chief Executive Officer or Secretary, or by the Board of Directors acting upon majority vote.

SECTION 4. VOTING. Each shareholder entitled to vote in accordance with the terms of the Articles of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder. Upon the demand of any shareholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote. Except as otherwise provided by the Articles of Incorporation or the Minnesota Business Corporation Act (as it may be amended from time to time, the “MBCA”), all other matters shall be decided by majority vote of the shares present or represented by proxy at such meeting and entitled to vote on such matters.

SECTION 5. QUORUM. The holders of a majority of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders. In case a quorum shall not be present at any meeting, a majority of the voting power of the shares entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite voting power shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 6. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each shareholder entitled to vote thereat at his address as it appears in the records of the corporation, not less than four nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the shareholders entitled to vote thereat.

SECTION 7. ACTION WITHOUT MEETING. Unless otherwise provided by the Articles of Incorporation, any action required to be taken at any special or regular meeting of shareholders, or any action which may be taken at any such special or regular meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the corporation’s shareholders.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM. The Board of Directors shall consist of one or more natural persons, as determined by a resolution of the Board of Directors. A director shall hold office until a successor is elected and qualified, or until the earlier death, resignation, disqualification, or removal of the director.

SECTION 2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. VACANCIES. If a vacancy on the Board of Directors or any committee occurs by reason of death, resignation, disqualification, removal or otherwise or if a newly created directorship results from an increase in the number of directors, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

SECTION 4. REMOVAL. Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the shareholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the shareholders entitled to vote.

SECTION 5. POWERS. The Board of Directors shall exercise all of the powers of the corporation except such as are by the MBCA, or by the Articles of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the shareholders.

SECTION 6. COMMITTEES. The Board of Directors may, by resolution approved by the affirmative vote of a majority of the Board of Directors, establish committees having the authority of the Board of Directors in the management of the business of the corporation only to the extent provided in the resolution. Each such committee shall consist of one or more natural persons (who need not be directors) appointed by affirmative vote of a majority of the directors present at a duly held Board of Directors meeting, and shall, except in the case of a committee of disinterested persons, be subject at all times to the direction and control of the Board of Directors. A majority of the members of a committee shall constitute a quorum for the transaction of business.

The Board of Directors may by resolution establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the corporation to pursue a particular legal right or remedy of the corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the corporation. Such committee, once established, is not subject to the direction or control of, or termination by, the Board of Directors. A vacancy on the committee may be filled by a majority vote of the remaining committee members. The good faith determinations of the committee are binding upon the corporation and its directors, officers and shareholders.

SECTION 7. MEETINGS. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. The Chairman of the Board or any two directors may call a Board meeting by directing the Chief Executive Officer or Secretary in writing to give at least two days’ notice to all other directors of the date and time of the meeting. The notice need not state the purpose of the meeting, and may be given by mail, telephone, electronic communication, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

Unless otherwise restricted by the Articles of Incorporation or by these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 8. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 9. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 10. ACTION WITHOUT MEETING. Unless otherwise set forth in the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall be a Chief Executive Officer, a Chief Financial Officer, and a Secretary. In addition, the Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation with such powers, rights, duties and responsibilities as may be determined by the Board of Directors, including, but not limited to, a Chairman of the Board of Directors, one or more Executive Officers, a Secretary, and a Controller, each of whom shall have the powers, rights, duties and responsibilities set forth in these By-Laws unless otherwise determined by the Board of Directors. Any of the offices or functions of those offices may be held by the same person. Other than the Chairman of the Board of Directors, none of the officers of the corporation need be directors. Two or more offices may be held by the same person.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers shall be elected at the first meeting of the Board of Directors after each regular meeting or such other time as is desired by the Board of Directors. Unless otherwise provided at the time of election or appointment, each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal. Any officer may be removed with or without cause by the affirmative vote of a majority of the entire Board of Directors (without prejudice, however, to any contract rights of such officer). Any officer may resign at any time by giving written notice to the corporation. The resignation is effective without acceptance when the notice is given to the corporation, unless a later effective date is specified in the notice.

SECTION 3. CHAIRMAN. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he/she shall have and perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 4. CHIEF EXECUTIVE OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have general active management of the business of the corporation; (b) shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board of Directors are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation, these By-Laws or the Board of Directors to some other officer or agent of the corporation; (e) may appoint such divisional or staff officers, a secretary, a treasurer and a controller, each of whom shall have the powers, rights, duties and responsibilities delegated to him or her by the Chief Executive Officer; (f) may maintain records of and certify proceedings of the Board and shareholders; and (g) shall perform such other duties as may from time to time be assigned by the Board. Unless the Board of Directors elects a President, the Chief Executive Officer shall also be the President of the corporation.

SECTION 5. VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the directors or the Chief Executive Officer. In the event of absence or disability of the Chief Executive Officer, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the powers and duties of the Chief Executive Officer until a successor Chief Executive Officer has been appointed and qualified.

SECTION 6. CHIEF FINANCIAL OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board of Directors; (e) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all of such officer’s transactions as Chief Financial Officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time. Unless the Board of Directors elects a Treasurer, the Chief Financial Officer shall also be the Treasurer of the corporation

SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors, and all other notices required by the MBCA or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, or by the directors, or shareholders, upon whose requisition the meeting is called as provided in these By-Laws. The Secretary shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose and shall have and perform such other duties as may be assigned by the directors or the Chief Executive Officer.

SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors or the Chief Executive Officer.

SECTION 9. DELEGATION. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board of Directors (or an officer or agent appointed by the Chief Executive Officer pursuant to Section IV.4 hereof) may, without the approval of the Board of Directors or the Chief Executive Officer (as the case may be), delegate some or all of the duties and powers of the office to other persons.

ARTICLE V

SHARES OF THE CORPORATION AND THEIR TRANSFER

SECTION 1. CERTIFICATES OF STOCK. Shares of the corporation may be certificated or uncertificated, as provided under the MBCA. The certificates for such stock shall be numbered (separately for each class) in the order in which they shall be issued and shall be signed in the name of the corporation by the Chairman or by the Chief Executive Officer or any Vice President, and by the Chief Financial Officer, any Assistant Treasurer, Secretary or any Assistant Secretary. Any signature upon a certificate may be a facsimile. Certificates on which a facsimile signature of a former officer, transfer agent, or registrar appears may be issued with the same effect as if such person were an officer, transfer agent, or registrar on the date of issue.

SECTION 2. LOST CERTIFICATES. A duplicate certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such duplicate certificate.

SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable upon its books only by the shareholder named in the certificate or by their duly authorized attorneys or legal representatives, and upon surrender of the old certificates to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the corporation or to the transfer agent, shall be so expressed in the entry of transfer; and provided, further, that the Board of Directors may establish a procedure whereby a shareholder may certify that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners.

SECTION 4. SHAREHOLDERS RECORD DATE. The Board of Directors may fix a date, not exceeding sixty days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and entitled to vote at such meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed.

ARTICLE VI

GENERAL PROVISIONS

SECTION 1. DISTRIBUTIONS, ACQUISITIONS OF SHARES. The Board of Directors may authorize distributions upon the shares of the corporation or acquisitions by the corporation of such shares to the extent permitted by the MBCA.

SECTION 2. NO CORPORATE SEAL. The corporation shall not have a corporate seal.

SECTION 3. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

SECTION 4. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolutions of the Board of Directors.

SECTION 5. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by the MBCA.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the corporation or these By-Laws, a waiver thereof in writing or by electronic transmission, signed or evidenced by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the actual required notice. Attendance in person or by proxy by a person at a meeting, or delivery of advance written consent to a proposal to be acted on at the meeting, shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6. SECURITIES OF OTHER ENTITIES. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other entities in which the corporation may hold securities; (ii) to execute any proxy for such meeting; and (iii) to execute a written action in lieu of a meeting of such other entity. At such meeting, by such proxy or by such writing in lieu of meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other entity owned by the corporation which represent not more than ten percent (10%) of the outstanding securities of such other entity, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

ARTICLE VII

INDEMNIFICATION, ADVANCEMENT AND INSURANCE

SECTION 1. NATURE OF INDEMNITY. The corporation shall indemnify and advance expenses to the fullest extent set forth in the MBCA to any person who is or was or has agreed to become a director, officer, or employee of the corporation, or has been elected or appointed to serve as a member of a committee of the Board of Directors (collectively, “Indemnitee”).

SECTION 2. ADVANCES. If the Indemnitee is made or threatened to be made a party to a proceeding, the Indemnitee is entitled, upon written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses, including attorneys’ fees and disbursements, incurred by the Indemnitee in advance of the final disposition of the proceeding, provided the Indemnitee meets the requirements set forth in the MBCA.

SECTION 3. DETERMINATION THAT INDEMNIFICATION/ADVANCEMENT OF EXPENSES IS PROPER. All determinations as to whether the Indemnitee has met the criteria set forth in the MBCA such that the Indemnitee is entitled to indemnification or to the payment or reimbursement of expenses in advance of the final disposition of a proceeding shall be made by or on behalf of the corporation pursuant to the procedures provided in the MBCA.

SECTION 4. PROCEDURE FOR INDEMNIFICATION/ADVANCEMENT. Any indemnification of, or advance of expenses to, the Indemnitee shall be made promptly, and in any event within thirty days, upon the written request of the Indemnitee If the corporation does not make a determination within thirty days that indemnification of the Indemnitee is improper in the circumstances because he/she has not met the applicable standard of conduct set forth in MBCA or if the corporation fails to respond within thirty days to the Indemnitee’s written request for indemnification or advancement of expenses, the corporation shall be deemed to have approved such request. If the corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction. Such Indemnitee’s costs and expenses incurred in connection with successfully establishing his/her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 2 of this Article where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in the MBCA, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or a committee thereof, its independent legal counsel, and its shareholders) to have made a determination prior to the commencement of such action that indemnification of, or advancement to, the Indemnitee is proper in the circumstances because he/she has met the applicable standard of conduct set forth in the MBCA nor the fact that there has been an actual determination by the corporation (including its Board of Directors, its independent legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

SECTION 5. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the corporation and each Indemnitee at any time while these provisions as well as the relevant provisions of the MBCA are not in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such indemnitee.

The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or an elected or appointed member of a committee of the Board of Directors, and shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation may enter into a separate written agreement with any Indemnitee that expressly provides for indemnification and reimbursement of such person to the full extent permitted by this Article, on the same terms and conditions provided herein.

SECTION 6. INSURANCE. The corporation may purchase and maintain insurance on behalf of any Indemnitee whether or not the corporation should have the power to indemnify Indemnitee against such liability under the provisions of this Article.

SECTION 7. SEVERABILITY. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VIII

AMENDMENTS

Unless the Articles of Incorporation provide otherwise, these By-Laws may be altered or repealed and By-Laws may be made at any regular meeting of the shareholders or at any special meeting thereof if notice of the proposed alteration or repeal or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat. These By-Laws may also be altered or repealed and By-Laws may be made by an affirmative vote of a majority of the Board of Directors, subject to the foregoing power of the shareholders and subject to any other limitations on such authority of the Board as provided by the laws of the State of Minnesota.